STOCKHOLDER EXCHANGE AGREEMENT

                  STOCKHOLDER EXCHANGE AGREEMENT, dated as of April 7, 1994, by and between Grey Advertising Inc., a Delaware corporation (the "Company"), and Mr. Edward H. Meyer,
        Chairman of the Board, President and Chief Executive
        Officer of the Company ("Meyer").

                  WHEREAS, Meyer is the owner of 20,000 shares of Series 1 Preferred Stock, par value $1.00 per share (the "Series 1 Shares"), 5,000 shares of Series 2 Preferred Stock, par value $1.00 per share (the "Series 2 Shares"), and 5,000 shares of Series 3 Preferred Stock, par value $1.00 per share (the "Series 3 Shares"), of the Company, (collectively, the "Outstanding Preferred Shares");

                  WHEREAS, Meyer and the Company desire to exchange
        (i) the Series 1 Shares for an equal number of shares of newly created Series I Preferred Stock, par value $1.00 per share (the "Series I Shares"), of the Company, (ii) the Series 2 Shares for an equal number of shares of newly created Series II Preferred Stock, par value $1.00 per share (the "Series II Shares"), of the Company, and (iii) the Series 3 Shares for an equal number of shares of newly created Series III Preferred Stock, par value $1.00 per share (the "Series III Shares"), of the Company (the Series I Shares, Series II Shares and Series III Shares are referred to collectively herein as the "New Preferred Shares").

                  NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

        I.  AUTHORIZATION AND EXCHANGE
            OF PREFERRED STOCK

                  1.1  Authorization of Preferred Stock

                  The Company has authorized the issuance of (i) the Series I Shares, having the rights and preferences set forth in the Certificate of Designations attached as Exhibit A hereto, (ii) the Series II Shares, having the rights and preferences set forth in the Certificate of Designations attached as Exhibit B hereto and (iii) the Series III Shares, having the rights and preferences set forth in the Certificate of Designations attached as Exhibit C hereto.

                  1.2 Exchange of Preferred Stock. Subject to the terms and conditions of this Agreement, Meyer hereby agrees to acquire through the exchange of the Outstanding Preferred Shares, and the Company agrees to issue to Meyer in exchange for such shares, the New Preferred Shares (the "Exchange").

                  1.3 Closing. Subject to the terms and condi-tions of this Agreement, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or at such other place as the parties hereto shall mutually agree, on the date on which the Certificates of Designations referred to in
        Section 1.1 hereof are filed with the Secretary of State of the State of Delaware (the "Closing Date"), which date shall occur upon or as soon as practicable after the execution hereof. At the Closing, Meyer will deliver to the Company stock certificates representing the Outstanding Preferred Shares duly endorsed and in form for transfer to the Company and accompanied by such supporting documents as may be necessary to transfer title to the Company, and the Company will issue and deliver to Meyer duly executed stock certificates representing the New Preferred Shares, each registered in the name of Meyer. The Company will pay any applicable New York State transfer tax payable as a result of the Exchange.

        II.  RESTRICTION ON TRANSFER OF PREFERRED STOCK

                  2.1  Transfer of the Shares.  Meyer may not
        transfer any or all of his New Preferred Shares, or an interest therein, except as permitted in the applicable Certificate of Designations and any such transfer shall be void unless (i) Meyer provides prior written notification to the Company of his intention to transfer any or all of the New Preferred Shares or an interest in any or all of the New Preferred Shares, and (ii) Meyer receives written notification from the Company that, in the opinion of counsel to the Company, no registration, or perfection of an exemption from registration, under, the Securities Act of 1933, as amended ("Securities Act"), is required with respect to such transfer.

                  2.2  Certificates.  Each of the certificates
        representing the New Preferred Shares shall bear a printed or typewritten legend in substantially the following form, and/or such other form of legend relating to the Securities Act or the transfer restrictions in the applicable Certificate of Designation for the New Preferred Shares as may be deemed appropriate by the Company's counsel:

                        "The transfer of this certificate and
                   the shares of [Series I] [Series II] [Series
                   III] Preferred Stock represented hereby is restricted under, and is subject to the terms and conditions contained in, the Certificate of Designations of [Series I] [Series II] [Series III] Preferred Stock of the Company, dated April 7, 1994, (the "Certificate of Designations") and a Stockholder Exchange Agreement, dated as of April 7, 1994, between the original registered owner and the Company (the "Exchange Agreement"). In particular, this certificate and the shares of [Series I] [Series II] [Series III] Preferred Stock represented hereby may only be transferred to a corporation all the voting stock of which is wholly owned by the original registered owner, or, in the event of the death of the original registered owner, the estate of such registered owner, any executor, administrator, legal representative or trustee thereof and any heir, distributee, devisee or legatee thereunder. Such shares may not be transferred without an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel to the Company that registration is not required."

                        "This certificate and the shares of
                   [Series I] [Series II] [Series III]
                   Preferred Stock represented hereby are, upon the happening of certain events set forth in the Certificate of Designations, subject to mandatory redemption by the Company. In addition, upon the happening of certain events set forth in such Certificate of Designations, the registered owner shall no longer be entitled to exercise certain voting rights which such owner would otherwise be entitled to exercise by virtue of his ownership of shares of [Series I] [Series II] [Series III] Preferred Stock."

                        "Copies of the Certificate of
                   Designations and the Exchange Agreement are on file and may be inspected at the office of the Company at 777 Third Avenue, New
                   York, New York 10017."

          Any certificate issued without consideration therefor in connection with a stock split, stock dividend, recapitalization, combination or exchange of shares, merger, consolidation or other similar reorganization, distribution or transaction of or by the Company, subsequent to the date hereof, shall, if deemed appropriate by the Company's counsel, bear the same legend as the certificate with respect to which it was issued.

          III.  REPRESENTATIONS AND WARRANTIES OF MEYER

                    Meyer represents and warrants to the Company as follows:

                    3.1  Authorization.  Meyer has all requisite
          power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                    3.2  Authorization of Agreement.  This
          Agreement has been duly executed and delivered by Meyer and constitutes a valid and binding obligation of Meyer enforceable against him in accordance with its terms.

                    3.3 Investment Intention/Information. Meyer represents and warrants to the Company that he understands and agrees that the Shares are not being registered under the Securities Act, that the Shares are being issued and sold by reason of an exemption pursuant to the Securities Act as a transaction by an issuer not involving a public offering, and that Meyer has received from the Company, or otherwise obtained, information concerning the Company, sufficient for the purpose of forming an independent judgment concerning the purchase of the Shares for investment, and hereby represents that the Shares are being acquired for the account of Meyer for investment and not with a view to the sale or distribution thereof, and it is understood that the reliance of the Company upon such exemption is predicated upon such representation. Meyer further represents and warrants to the Company that he understands and agrees that the Company is under no obligation to register the Shares under the Securities Act or to insure the availability of an exemption from registration under the Securities Act so as to permit the resale of the Shares. Meyer has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Outstanding Preferred Shares and the New Preferred Shares and any additional information about the Company and has reviewed other information about the Company, including proxy statements, annual reports and other public filings and internal financial reports and, as he has deemed necessary, other reports about the Company, Meyer's knowledge and experience in financial and business matters is such that he is capable of evaluating the merits and risks of an investment in the New Preferred Shares and he can bear the economic risk of holding the New Preferred Shares for an indefinite period of time and in making the decision to exchange the Outstanding Preferred Shares for the New Preferred Shares, Meyer has relied upon the independent investigations made by him and, to the extent believed by him to be appropriate, his representatives, including his own legal, tax and other advisors.

                    3.4  Disposition of Shares; Rule 144.  Meyer
          represents and warrants that he has read, understands and agrees to the limitations on the transfer of shares contained in the Certificates of Designations and this Exchange Agreement. Meyer further represents and warrants that he has been informed of Rule 144 under the Securities Act, which provides that persons selling securities in conformity with Rule 144, if applicable, shall not be deemed to be engaged in a distribution of securities, and that such securities may be sold without registration under the Securities Act.

                    3.5  Not an Employment Agreement.  Meyer
          recognizes that this Agreement does not constitute an employment agreement, or an agreement by the Company to keep him in its employ for any period of time, or to provide him with rights of any nature except as expressly provided herein.

                    3.6 Transfer of Outstanding Preferred Shares. Meyer has good and valid title to the Outstanding Preferred Shares, free and clear of all pledges, security interests, liens, encumbrances, claims, charges, options or restrictions of whatever nature, except as otherwise provided in the Restated Certificate of Incorporation of the Company. At the Closing, good and valid title to the Outstanding Preferred Shares will pass to the Company, free and clear of any pledges, security interests, liens, encumbrances, claims, charges, options or restrictions of whatever nature, except as otherwise provided in the Restated Certificate of Incorporation of the Company.

          IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company represents and warrants to Meyer as follows:

                    4.1  Authorization.  The Company has all
          requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                    4.2  Binding Nature of Agreement.  This
          Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

                    4.3 Issuance of New Preferred Shares. The New Preferred Shares, when issued and delivered in exchange for the Outstanding Preferred Shares in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and will have the voting power and the preferences and relative, participating, optional, dividend and other special rights, and the qualifications, limitations and restrictions, set forth in the applicable Certificate of Designations, and, except as set forth in the applicable Certificate of Designations, will be free and clear of any liabilities, obligations, claims, liens, options, proxies, charges and encumbrances of any kind whatsoever.

                    4.4 Financial Condition. The Company makes no representation or warranty with respect to its business or financial condition or prospects. The Company undertakes to furnish to Meyer information concerning the business, financial affairs and condition of the Company on a regular basis.

                    4.5 Resale of the Shares. The Company shall provide Meyer with any information necessary to enable
          Meyer to sell the shares under Rule 144 of the Securities Act, if applicable, subject to the restrictions on transfer set forth in the Restated Certificate of Incorporation of the Company.

                    4.6  Directors.  Following the redemption of
          the Series I Preferred Stock, the Company shall use its best efforts to effect the appointment to its Board of Directors of person(s) designated by Meyer (or if he is mentally disabled or no longer alive, a representative of his immediate family members and/or his estate) up to that number which represents a percentage (rounded down to the nearest whole number) of the total number of Directors equal to the percentage reflecting the number of shares of capital stock of the Company beneficially owned in the aggregate by Meyer and/or his immediate family members and/or his estate to the total number of outstanding shares of capital stock of the Company, provided, however, that so long as Meyer and/or his immediate family members and/or his estate own in the aggregate over five percent of the total number of outstanding shares of capital stock of the Company, Meyer and/or his immediate family members and/or his estate shall be entitled to so designate at least one member of the Board.

          V.  MISCELLANEOUS

                    5.1  Meyer's Put Option.  Except as is
          otherwise provided in this Section 5.1, Meyer shall have the Option (the "Put Option") to require the Company to repurchase as part of the same transaction in which the Company redeems any shares of redeemable preferred stock pursuant to the Certificates of Designations referred to in Section 1.1 hereof, that number of shares of common stock, par value $1 per share ("Common Stock"), that number of Series I Shares, that number of the Series II Shares, and that number of Series III Shares, of the Company which, when viewed as an integrated transaction with each such redemption of shares of redeemable preferred stock is, in the opinion of counsel to Meyer, necessary to assure treatment of each such redemption of shares of redeemable preferred stock as a payment in exchange for such shares of redeemable preferred stock within the meaning of Section 302(a) of the Internal Revenue Code of 1986, as amended. The purchase price per share ("Purchase Price") for shares of Common Stock, Series I Shares, Series II Shares and Series III Shares which the Company shall be obligated to repurchase pursuant to this Section 5.1 shall be, respectively, (i) the average of the closing bid and asked prices for a share of Common Stock on the business day next preceding the Redemption Date or Subsequent Redemption Date (both as defined in the Certificates of Designations), as the case may be, on which the shares of redeemable preferred stock are to be redeemed, as such prices are reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), if the shares of Common Stock are quoted thereon, or, if such shares of Common Stock are not quoted on NASDAQ, then, as reported by the National Quotation Bureau, Inc., (ii) the Redemption Price for the Series I Shares as determined in accordance with the applicable Certificate of Designations, (iii) the Redemption Price for the Series II Shares as determined in accordance with the applicable Certificate of Designations, and (iv) the Redemption Price for the Series III Shares as determined in accordance with the applicable Certificate of Designations.

                    If Meyer shall elect to exercise the Put
          Option, he shall, no more than ten nor less than five days before a Redemption Date or Subsequent Redemption Date, as the case may be, provide the Company with written notice specifying the number of shares of Common Stock, the number of Series I Shares, the number of Series II Shares and the number of Series III Shares which the Company is to repurchase.

                    Meyer shall only be entitled to exercise the Put Option to the extent that there shall be, on a Redemption Date or Subsequent Redemption Date, sufficient surplus, profits or other funds of the Company available for the payment of the Purchase Price under the General Corporation Law of the State of Delaware, and only to the extent that the payment of the Purchase Price does not violate any term of any agreement to which the Company is a party or by which it is bound.

                    5.2 Original Discount. Meyer and the Company agree that the "Original Discount" applicable to the Series 1 Shares, Series 2 Shares and Series 3 Shares shall be applicable to the Series I Shares, Series II Shares and Series III Shares, respectively.

                    5.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provisions contained herein.

                    5.4  Governing Law.  This Agreement shall be
          governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of law principles.

                    5.5  Notices.  All notices and other
          communications hereunder shall be deemed to have been duly given if delivered personally or sent by registered or certified mail (return receipt requested, postage prepaid), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

               (a)  If to the Company, to it at:

                    Grey Advertising Inc.
                    777 Third Avenue
                    New York, New York  10017

                    Attn:  Corporate Secretary

                    with a copy to:

                    Skadden, Arps, Slate, Meagher &
                      Flom
                    919 Third Avenue
                    New York, New York  10022
                    Attn:  Mark N. Kaplan, Esq.

               (b)  If to Meyer, to him at:

                    Mr. Edward H. Meyer
                    580 Park Avenue
                    New York, New York  10021

                    with a copy to:

                    Schulte Roth & Zabel
                    900 Third Avenue
                    New York, New York  10022

                    Attn:  Stephen J. Schulte, Esq.

                    5.6  Waiver and Consent.  The waiver by any
          party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times.

                    5.7  Integration.  This Agreement and the
          Exhibits hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, of the parties with respect to its subject matter.

                    5.8 No Assignment. Neither this Agreement nor the rights or obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party, except to the extent such assignment is in conjunction with a transfer of New Preferred Shares permitted under the terms of the applicable Certificate of Designations.

                    5.9  Counterparts.  This Agreement may be
          executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                    5.10 Promissory Notes. Section 1 of each of the Promissory Notes delivered by Meyer to the Company, dated May 20, 1981, May 27, 1982, and June 13, 1983, respectively, is hereby revised to read as follows:

                        "Subject to the provisions of Sections
                        2 and 3 hereof, the principal of this
                        Promissory Note shall become due and
                        payable on April 7, 2004."


                    IN WITNESS WHEREOF, the Company and Meyer have executed this Agreement as of the date first written above.

                                   GREY ADVERTISING INC.

                                   By: /s/ Stephen G. Felsher
                                      Steven G. Felsher
                                      Executive Vice President

                                   /s/ Edward H. Meyer
                                   Mr. Edward H. Meyer